FIRST COMMUNITY FINANCIAL PARTNERS, INC.

BYLAWS

AS AMENDED ON MAY 19, 2010

BYLAWS
OF
FIRST COMMUNITY FINANCIAL PARTNERS, INC.

ii

BYLAWS
OF
FIRST COMMUNITY FINANCIAL PARTNERS, INC.

Article 1
OFFICES
Section 1.1    Offices. The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose business office is identical with such registered office, and may have other offices within or outside the state.
Article 2
SHAREHOLDERS
Section 2.1    Annual Meeting.
(a)    An annual meeting of the shareholders shall be held each year on the third Wednesday of May each year, or at such other time as the board of directors may designate for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.
(b)    At the annual meetings, directors shall be elected and any other business properly proposed and filed with the Secretary of the corporation as provided in these Bylaws may be transacted which is within the powers of the shareholders. Any new business to be conducted at the annual meeting of the shareholders shall be stated in writing and filed with the Secretary of the corporation on or before sixty (60) days in advance of the first anniversary date (month and day) of the previous year’s annual meeting, and all business so stated, proposed and filed shall, unless prior action thereon is required by the Board of directors, be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the corporation on or before sixty (60) days in advance of the first anniversary date (month or day) of the previous year’s annual meeting, such proposal may only be voted upon at a meeting held at least thirty (30) days after the annual meeting at which it is presented. No other proposal made by shareholders may be acted upon at the annual meeting. This provision shall not prevent the consideration, approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no business shall be acted upon at such annual meeting unless stated and filed as herein provided.
Section 2.2    Special Meetings. Special meetings of the shareholders may be called either by the chief executive officer, by a majority of the board of directors or by the holders of not less than one-fifth (1/5) of all the outstanding shares of the corporation entitled to vote, for the purpose or purposes stated in the call of the meeting.
Section 2.3    Place of Meeting. The board of directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at First Community Bank of Joliet, Joliet, Illinois, County of Will, State of Illinois.
Section 2.4    Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder’s address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.
Section 2.5    Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and for a meeting of shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, before the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders shall apply to any adjournment of the meeting.
Section 2.6    Voting Lists. The officer or agent having charge of the transfer book for shares of the corporation shall make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.
Section 2.7    Quorum. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders, provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Illinois Business Corporation Act of 1983, as amended (the “Act”), the articles of incorporation or these Bylaws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.
Section 2.8    Proxies. Each shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form and delivering it to the person so appointed, but no such proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
Section 2.9    Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one (1) vote in each matter submitted to vote at a meeting of shareholders. Each shareholder may vote either in person or by proxy as provided in Section 2.8 hereof.
Section 2.10    Voting of Shares by Certain Holders. Shares held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. Shares registered in the name of a deceased person, a minor ward or a person under legal disability, may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by such trustee, either in person or by proxy. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to examination as provided in Section 7.25 of the Act by any holder of a beneficial interest in the voting trust as if that holder were a shareholder.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.
Section 2.11    Inspectors. At any meeting of shareholders, the presiding officer may appoint one (1) or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one (1) inspector acting at such meeting. If there is more than one (1) inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 2.12    Voting by Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order that voting be by ballot.
Article 3
DIRECTORS
Section 3.1    General Powers. The business of the corporation shall be managed by or under the direction of its board of directors. A majority of the board of directors may establish reasonable compensation for their services and the services of other officers, irrespective of any personal interest.
Section 3.2    Number, Tenure and Qualifications. The number of directors constituting the entire board of directors shall not be less than ten (10) nor more than twenty five (25) as fixed from time to time by resolution of two-thirds (2/3) of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed by the corporation’s articles of incorporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be twelve (12) until otherwise fixed as described immediately above.
The directors of the Corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. Directors of Class I shall hold office for an initial term expiring at the 2007 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2008 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2009 annual meeting. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by two-thirds (2/3) of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. There shall be no cumulative voting in the election of directors. Directors need not be shareholders or residents of Illinois.
Section 3.3    Nominations for Director. Nominations of candidates for election as directors at any meeting of shareholders may be made: (x) by, or at the direction of, a majority of the board of directors; or (y) by any shareholder of record entitled to vote at such meeting; provided, however, that only persons nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations, other than those made by, or at the direction of, the board of directors, may only be made pursuant to timely notice in writing to the secretary of the corporation as set forth in this Section 3.3. To be timely, a shareholder’s notice shall be delivered to, or mailed and received by the secretary of the corporation, for an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary date (month and day) of the previous year’s annual meeting, and for a special meeting, not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the date (month and day) of the special meeting, regardless of any postponement or adjournments of that meeting to a later date. Such shareholder notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residential address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the corporation’s stock which are beneficially owned by such person on the date of such shareholder notice; and (iv) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the Securities and Exchange Commission; and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation’s books, of such shareholder and the name and principal business or residential address of any other beneficial shareholders known by such shareholder to support such nominees; and (ii) the class and number of shares of the corporation’s stock which are beneficially owned by such shareholder on the date of such shareholder notice and the number of shares owned beneficially by any other record or beneficial shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the board of directors, any person nominated by, or at the request of, the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The board of directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 3.3. If the board of directors, or a committee designated by the board of directors, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 3.3 in any material respect, the secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder may cure the deficiency by providing additional information to the secretary within such period of time, not less than five (5) days from the date such deficiency notice is given to the shareholder as the board of directors or such committee shall determine. If the deficiency is not cured within such period, or if the board of directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 3.3 in any material respect, then the board of directors may reject such shareholder’s notice and the proposed nominations shall not be accepted if presented at the shareholder meeting to which the notice relates. The secretary of the corporation shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section 3.3. Notwithstanding the procedure set forth in this Section 3.3, if neither the board of directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the shareholder’s meeting shall determine and declare at the meeting whether or not a nomination was made in accordance with the terms of this Section 3.3. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.3, such officer shall so declare at the meeting and the defective nomination shall not be accepted.
Section 3.4    Regular Meetings. A regular meeting of the board of directors shall be held on a monthly basis, without other notice than this Section, immediately after and in the same place as the meeting of the board of directors of First Community Bank of Joliet. The board of directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.
Section 3.5    Special Meetings. Special meetings of the board of directors may be called by or at the request of the chief executive officer or any two (2) directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.
Section 3.6    Notice. Notice of any special meeting of the board of directors shall be given at least two (2) days previous thereto by written notice: (a) sent by facsimile or electronic mail (which shall be deemed to be written notice for purposes of this Section 3.6) to a facsimile number or electronic mail address designated by a director; (b) delivered personally; or (c) mailed to each director at his or her business address.. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by facsimile or electronic mail, such notice shall be deemed to be delivered upon mechanical confirmation of successful transmission thereof generated by the sending facsimile machine or electronic mail program, as the case may be. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
Section 3.7    Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.
Section 3.8    Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these Bylaws or the corporation’s articles of incorporation.
Section 3.9    Vacancies. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders; provided, however, the board of directors may properly fill one (1) or more vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise, acting by two-thirds (2/3) of the directors then in office, although less than a quorum. A director elected by the shareholders or board of directors to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified.
Section 3.10    Resignation and Removal of Directors. A director may resign at any time upon written notice to the board of directors. A director may be removed as provided in the corporation’s articles of incorporation.
Section 3.11    Informal Action by Directors. The authority of the board of directors may be exercised without a meeting if a consent in writing, setting forth the action taken, is signed by all of the directors entitled to vote.
Section 3.12    Compensation. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, notwithstanding any director conflict of interest. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this Section 3.12 shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.
Section 3.13    Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 3.14    Committees. A majority of the board of directors may create one (1) or more committees of one (1) or more members to, subject to such restrictions as are provided under the Act, exercise appropriate authority of the board of directors and may appoint members of the board to serve on the committee or committees. A majority of such committee shall constitute a quorum for transaction of business. A committee may transact business without a meeting by unanimous written consent.
Section 3.15    Meetings by Means of Electronic Device. Members of the board of directors or of any committee of the board of directors may attend, participate in and act at any meeting of the board of directors or committee thereof through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other.
Article 4
OFFICERS
Section 4.1    Number. The officers of the corporation shall be a chairman, a chief executive officer, a treasurer, a secretary, and such other officers as may be elected or appointed by the board of directors. Any two (2) or more offices may be held by the same person.
Section 4.2    Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.
Section 4.3    Removal. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.4    Chairman. The chairman shall preside at all meetings of the board of directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to such officer by the board of directors and shareholders or prescribed by these Bylaws.
Section 4.5    Vice Chairman. In the absence of the chairman of the board, the vice chairman of the board shall preside at all meetings of the shareholders and of the board of directors and exercise such other powers and perform such duties as the board shall lawfully authorize.
Section 4.6    Chief Executive Officer. Subject to the direction and control of the board of directors, the chief executive officer shall be the chief and principal executive officer of the corporation. The chief executive officer shall further be in charge of the business of the corporation; he or she shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he or she shall discharge all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these Bylaws, he or she may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He or she may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.
Section 4.7    President. The corporation may have, at the discretion of the board of directors, a president who may be appointed by the board and who shall hold office for such period, have such authority and perform such duties as the board may from time to time determine.
Section 4.8    Vice Presidents. Each of the vice presidents, if any, shall report to the chief executive officer or such other executive officer as may be determined by the board of directors. Each vice president shall have such duties and responsibilities as from time to time may be assigned to him or her by the chief executive officer or the board of directors.
Section 4.9    Treasurer. The treasurer shall be the principal accounting and chief financial officer of the corporation. The treasurer shall: (a) keep and maintain, or cause to be kept and maintained, adequate and correct books of account for the corporation, including accounts of the properties and business transactions of the corporation; (b) receive and keep, have charge and custody of and be responsible for, all funds and securities of the corporation, and for the receipt and disbursement thereof, including the payment of corporate funds on the check of the corporation, signed in such manner as shall be authorized by the board of directors and shareholders; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors may determine.
Section 4.10    Secretary. The secretary shall: (a) record the minutes of the shareholders’ and of the board of directors’ meetings in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chief executive officer, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these Bylaws; (f) have general charge of the stock transfer books of the corporation; (g) have authority to certify the Bylaws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof; and (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chief executive officer or by the board of directors.
Section 4.11    Assistant Treasurers and Assistant Secretaries. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chief executive officer or the board of directors. The assistant secretaries may sign with the chief executive officer, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issuance of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these Bylaws. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.
Section 4.12    Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.
Article 5
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 5.1    Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
Section 5.2    Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.
Section 5.3    Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness which are issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.
Section 5.4    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.
Article 6
SHARES AND THEIR TRANSFER
Section 6.1    Shares Represented by Certificates and Uncertificated Shares. Shares either shall be represented by certificates or shall be uncertificated shares. Certificates representing shares of the corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation or its employee, any other signatures or countersignatures on the certificate may be facsimiles. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the corporation is organized under Illinois law. If the corporation is authorized to issue shares of more than one (1) class or of series within a class, the certificate shall also contain such information or statement as may be required by law. Unless prohibited by the articles of incorporation, the board of directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series. The name and address of each shareholder, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.
Section 6.2    Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed, the board of directors or the chief executive officer may in its or his or her respective discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it or her or she may impose.
Section 6.3    Transfers of Shares. Transfer of shares of the corporation shall be recorded on the books of the corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.
Article 7
OTHER PROVISIONS
Section 7.1    Fiscal Year. The fiscal year of the corporation shall commence on January 1st and end on December 31st of each year, unless otherwise fixed by resolution of the board of directors.
Section 7.2    Distributions. The board of directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restrictions in its articles of incorporation or provided by law.
Section 7.3    Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Illinois.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided, however, that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.
Section 7.4    Notice. Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the articles of incorporation or under the provisions of the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.
Article 8
AMENDMENTS
Section 8.1    Amendments and Modifications. The Bylaws of the corporation may be made, altered, amended or repealed by the shareholders or by not less than two-thirds (2/3) of the number of directors as may be fixed from time to time, but no Bylaw adopted by the shareholders may be altered, amended or repealed by the board of directors if the Bylaws so provide. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.
Article 9
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
Section 9.1    Claims Other Than by or for the Corporation. Subject to the limits of applicable federal law and regulation, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, bank, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section 9.2    Claims by or for the Corporation. Subject to applicable federal law and regulation, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, bank, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
Section 9.3    Successful Defense. To the extent that any present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.
Section 9.4    Specific Authorization. Any indemnification under Sections 9.1 and 9.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, or, if authorized under Section 9.8, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 9.1 and 9.2. Such determination shall be made with respect to a person who is a director or officer at the time of determination: (a) by the majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of the directors designated by a majority vote of the directors, even through less than a quorum; (c) if there are no such directors, or, even if there are such directors, if the directors so direct, by independent legal counsel in a written opinion; or (d) by the shareholders.
Section 9.5    Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer and director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer by or on behalf of whom such expenses are incurred to repay such amount if it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as provided in this article. Such expenses (including attorneys’ fees) incurred by former directors and officers or, if authorized under Section 9.8 other employees and agents may be so paid on such terms and conditions, if any, as the corporation deems appropriate.
Section 9.6    Non-Exclusivity. The indemnification and advancement of expenses provided by or granted under shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 9.7    Report. If the corporation has paid indemnity or has advanced expenses to a director or officer, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.
Section 9.8    Extension of Provisions. The board of directors may, by resolution, extend the indemnification provisions of this article to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation or is or was serving at the request of the corporation as an employee or agent of another corporation, bank, partnership, joint venture, trust or other enterprise.
Section 9.9    Savings. The provisions of this article shall be limited by and subject to any applicable regulatory requirements or restrictions, including, without limitation, by way of rules, regulations, interpretations or orders.
Section 9.10    Invalidity. If this article or any provision hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to any costs, charges, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceedings, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this article that shall not have been invalidated and to the full extent permitted by applicable law.
Section 9.11    Expansion. If the Act is amended after the date hereof to further expand the indemnification permitted to directors and officers of the corporation (or if authorized under Section 9.8 of this article, other employees and agents), then the corporation shall indemnify such person to the fullest extent permitted by the Act, as so amended.
Section 9.12    Meaning of Corporation. For purposes of this article, references to “the corporation” shall include, in addition to the surviving corporation, any merging corporation, including any corporation having merged with a merging corporation, absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, bank, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting corporation such person would have with respect to such merging corporation if its separate existence had continued.
Section 9.13    Meaning of Certain Terms. For purposes of this article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director or officer of the corporation which imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the corporation” as referred to in this article.
Section 9.14    Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of these sections.